Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer Anne Rivers, Investor Relations Jeff Keene, Healthcare Media Cytyc Corporation: 508-263-8765 www.cytyc.com

Stephanie Carrington The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC ANNOUNCES NEW MULTI-YEAR AGREEMENT

WITH QUEST DIAGNOSTICS

Marlborough, Mass., March 28, 2007 – Cytyc Corporation (Nasdaq: CYTC), a leading provider of surgical and diagnostic products targeting women’s health and cancer diagnostics, today announced a new multi-year agreement with Quest Diagnostics (NYSE: DGX) for the ThinPrep® Pap Test. Quest Diagnostics, the nation’s leading provider of diagnostic testing, information and services, first introduced the ThinPrep Pap Test in 1997 and has been instrumental in driving acceptance of liquid-based Pap testing among physicians nationally. The new agreement will run through the end of 2010. Additional terms and conditions were not disclosed.

“I am very pleased to continue our relationship with Quest Diagnostics and to once again establish multi-year terms,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “I believe this agreement is mutually advantageous for both companies and enables our high quality products to efficiently reach patients throughout Quest Diagnostics’ extensive laboratory network.”

In addition to the new ThinPrep Pap Test contract, Quest Diagnostics has also agreed to evaluate the ThinPrep® Imaging System at selected laboratory sites. The ThinPrep Imaging System is a fully integrated, interactive computer system that assists cytotechnologists and pathologists in the primary screening and diagnosis of ThinPrep Pap Test slides. The ThinPrep Imaging System is designed to improve cervical cancer screening efficiency and performance.

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc and ThinPrep are registered trademarks of Cytyc Corporation.

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Cytyc Announces New Multi-Year Agreement with Quest Diagnostics

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically, such as pharmaceuticals, and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the potential consequences of the Cytyc Audit Committee’s voluntary review of circumstances relating to certain employee stock option exercises, including the impact of the expected restatement of Cytyc’s financial statements, the associated costs and expenses, and any regulatory review or litigation relating to such matters, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2006 Annual Report on Form 10-K filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Rev. 3/27/07

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